Ginger Yang SVP/GENERAL MANAGER—ESTÉE LAUDER, CHINA ELEVATING BRAND LEADERSHIP THROUGH ONLINE EXCELLENCE AND INNOVATION Exhibit 99.5

ESTÉE LAUDER: #1 PRESTIGE BEAUTY BRAND FOR CHINESE CONSUMERS Notes: 1. Brand Health Tracking, FY26Q1; 2. Chinese Consumer = Travel Retail APAC + China + Hong Kong SAR 3. Beauté Research 4. Department stores / freestanding stores #1 PRESTIGE BEAUTY BRAND Among Chinese Total Consumers2 #1 PRESTIGE BEAUTY BRAND2,3 FY26 11% PRESTIGE BEAUTY SHARE2,3 FY26 14% PRESTIGE BEAUTY SHARE | SKIN CARE2,3 FY26 CONSUMER REACH IN 150+ CITIES FOOTPRINT REACH 356 DS/FSS4 Doors ~4.8M CONSUMERS AS OF FY26 NEW CONSUMER ACQUISITION ~2.6M FY26 China Domestic #1 BRAND AWARENESS Unaided / Aided Brand Awareness PRESTIGE SKIN CARE BRAND1 #1 FY26 Q1 CHINESE CONSUMER2 RETAIL SALES $3.8B FY26

Action Plan Priority #1 ACCELERATE BEST- IN-CLASS CONSUMER COVERAGE Accelerate consumer coverage through online excellence Action Plan Priority #2 CREATE TRANSFORMATIVE INNOVATION Advance industry-leading, cutting edge, and comprehensive skin longevity science and ingredients

Action Plan Priority #1 | Accelerate Best-in-Class Consumer Coverage

TRANSFORM ONLINE RETAIL INTO A POWERFUL EXPERIENCE AND BRAND-BUILDING ENGINE

WIN IN ONLINE CHANNELS



ONLINE PRESTIGE BEAUTY SHARE | FY26

+35 BPS[1]

#2 Prestige Beauty Brand[1]

ESTÉE LAUDER ONLINE RETAIL SALES GROWTH | FY26 vs. FY25

+17%

CONSUMERS

~3.8M

Through Online Channels | As of FY26

Notes: 1. Beauté Research FY26

ONE DIGITAL ECOSYSTEM, DISTINCT ROLES

DOUYIN

#1 Prestige Beauty Brand[1]

TMALL

#2 Prestige Beauty Brand[1]

JD

#2 Prestige Beauty Brand[1]


ESTĒE LAUDER
雅诗兰黛
美之雅韵 礼蕴新生
雅诗兰黛「马年鸿运」限定礼盒

Action Plan Priority #2 | Create Transformative Innovation

DRIVING LONGEVITY LEADERSHIP THROUGH ACCELERATED INNOVATION

BUILDING & MAXIMIZING INNOVATIONS

FY26 NEW TO FILE FROM INNOVATIONS

1.2M

FY26 INNOVATION OF TOTAL BUSINESS

~26%

ACCELERATED INNOVATION WITH STRONG DEBUT YEAR



#2	#4	#4	~$15M
Luxury Eye Care[1]	Luxury Cream[1]	Luxury Lotion[1]	**retail sales** In first 2 months

Notes: 1. Beauté Research, first launch year

THE NEXT FRONTIER OF LONGEVITY





STANFORD CENTER ON LONGEVITY

20 years of Longevity Research

20+ SIRTIVITY-LP **patents**

Stanford Longevity Partnership

SKIN LONGEVITY EXPERIENCE

AMPLIFY CONTENT COMMERCE Action Plan Priority #1 Accelerate Best-in-Class Consumer Coverage LEAD IN CONTENT E-COMMERCE CONNECT ONLINE TO OFFLINE LONGEVITY 2.0 Action Plan Priority #2 Create Transformative Innovation GLOBAL FOR CHINA CHINA FOR CHINA FUTURE FORWARD: REDEFINE THE NEW PINNACLE OF PRESTIGE BEAUTY